UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Soliciting Material Pursuant to §240.14a-12

Valero Energy Corporation

(Name of Registrant as Specified In Its Charter)

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Stockholder Meeting Notice
Important Notice Regarding the Availability of Proxy Materials for
the Stockholder Meeting to be held on Thursday, May 1, 2008

Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the 2008 Annual Meeting of Stockholders of Valero Energy Corporation are available on the Internet. Follow the instructions below to view the materials and vote online or request a printed copy. The items to be voted on and location of the annual meeting follow this page. Your vote is important!
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.
The Proxy Statement and Annual Report on Form 10-K are available at: www.proxyvote.com
To view this material, have the 12-digit Control #(s) available.

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make the request as instructed below on or before April 17, 2008 to facilitate timely delivery.
To request material:  Internet: www.proxyvote.com   Telephone: 1-800-579-1639  **Email: sendmaterial@proxyvote.com
**If requesting material by e-mail please send a blank e-mail with the 12-digit Control #(s) (located on the following page) in the subject line.
Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

VALERO ENERGY CORPORTATION
ONE VALERO WAY
SAN ANTONIO, TEXAS 78249

VALERO ENERGY CORPORATION
Vote By Internet
To vote now by Internet, go to www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, the day before the cut-off date or meeting date. Have your notice in hand when you access the web site and follow the instructions.
Vote In Person
Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting you will need to request a ballot to vote these shares.

Meeting Location
The annual meeting for stockholders as of March 3, 2008
is to be held on May 1, 2008 at 10:00 a.m., Central Time,
at:     Valero Energy Corporation
        One Valero Way
        San Antonio, Texas 78249

Stockholder Meeting Notice
The 2008 Annual Meeting of Stockholders of Valero Energy Corporation will be held on Thursday, May 1, 2008 at 10:00 a.m., Central Time, at Valero’s offices located at One Valero Way, San Antonio, Texas 78249. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.
The Board of Directors recommends that you vote “FOR” the following proposals:
1.	Elect three Class II directors to serve until the 2011 annual meeting of stockholders or until their respective successors are elected and have been qualified:
  01)      W.E. “Bill” Bradford
  02)      Ronald K. Calgaard
  03)      Irl F. Engelhardt
2.	Ratify the appointment of KPMG LLP as Valero’s independent registered public accounting firm for 2008.
The Board of Directors recommends that you vote “AGAINST” the following proposals:
3.	Vote on a stockholder proposal entitled, “Prohibition of Executive Officer Stock Sales During Stock Repurchase Periods.”

4.	Vote on a stockholder proposal entitled, “Stockholder Ratification of Executive Compensation.”

5.	Vote on a stockholder proposal entitled, “Disclosure of Corporate Political Contributions.”
The above proposals are in addition to any other business properly brought before the meeting.